EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
SciCorps, Inc.

We consent to the use of our report dated July 15, 2000, and the related financial statement in the registration statement on Form S-1, of SciCorps, Inc. and to the reference to us under the heading "Experts" in the prospectus.

C.L. STEWART & COMPANY
_______________________
C.L. STEWART & COMPANY
Annapolis, MD 21401
July 15, 2000